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                                                                   EXHIBIT 10.42

                         Kazootek.com Technologies Inc.
                 620 -1380 Burrard Street, Vancouver, BC V6Z 2H3
                   Phone: (604) 601-5330 Fax: (604) 601-5331

January 31, 2000

Stig Lyren
12444-63A Avenue
Surrey, BC
V3X 2C7

Dear Stig,

LETTER OF EMPLOYMENT

We have pleasure in offering you a position with Kazootek.com under the following terms and conditions:


APPOINTMENT:             Chief Financial Officer

COMMENCEMENT DATE:       February 7, 2000

PROBATIONARY PERIOD:     Six months

SALARY: CDN$80,000.00 per annum paid out on 15th and the last day of the month.

LEAVE ENTITLEMENT:       You are entitled to 3 weeks paid vacation per
                         completed year of service.

                         Leave shall be taken by arrangement with your supervisor. The timing of such leave will be dependent upon the exigencies of the Company's business but, where practicable, to suit your convenience.

MEDICAL:                 A.   MSP

                              The Company will pay your MSP on the first day of your employment.

                         B.   Medical and Dental Coverage:

                              The Company will provide medical, dental and insurance coverage in accordance with the policy governing at the time being in force.

STOCK OPTIONS:           After the probationary period, you will receive in an
                         amount of 20,000 shares at current market price as at time of issuance, and as set forth in accompanying stock option agreement.

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                         Kazootek.com Technologies Inc.
                620 -1380 Burrard Street, Vancouver, BC V6Z 2H3
                   Phone: (604) 601-5330 Fax: (604) 601-5331


TERMINATION OF EMPLOYMENT:
A. Termination of your employment can be effected by either party at any time during the probationary period without notice or payment in lieu.
     Upon successful completion of the probationary period, notice of termination by either party should be two weeks notice or payment in lieu thereof.
b. The Company may terminate your employment at any time without notice or payment in lieu of notice, if, in the opinion of the Company, you are guilty of any act of dishonesty, misconduct or neglect of duty.

AMENDMENTS:
Should there at any time in the future be a change in the policies of the Company, it may be necessary to vary the terms and conditions of your employment but the Company would, in such circumstance, ensure prior notice be given unto you.

If you are prepared to accept this offer, please confirm your acceptance by signing the copy of the letter.

Yours truly,
Kazootek.com Technologies Inc.


/s/ PAUL MARI
-----------------
Paul Mari
President

I accept and agree to the terms and conditions set above:


/s/ STIG LYREN
-----------------
Stig Lyren


FEBRUARY 7/00
-----------------
(Date)